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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan of Gilead Sciences, Inc. of our report dated January 21, 1999, with respect to the consolidated financial statements of Gilead Sciences, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998 which is incorporated by reference in the Registration Statements (Form S-8 Nos. 33-46058 and 333-08083) filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
August 6, 1999